--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 31                                                   PAGE # 1
DETERMINATION: 9-Apr-99                                         Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:12

                     CLASS A 6.61% ASSET BACKED CERTIFICATES
                     CLASS B 6.76% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL      BEG PRINCIPAL       PRINCIPAL         INTEREST           TOTAL          END PRINCIPAL
       CLASS               BALANCE             BALANCE         DISTRIBUTION     DISTRIBUTION      DISTRIBUTION          BALANCE
----------------------------------------------------------------------------------------------------------------------------------
         A            $1,478,422,107.71    $417,683,777.41    $29,258,430.40    $2,300,741.47    $31,559,171.87    $388,425,347.01
         B               $45,725,000.00     $12,918,225.86       $904,911.88       $72,772.67       $977,684.55     $12,013,313.98


----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $1,524,147,107.71    $430,602,003.27    $30,163,342.28    $2,373,514.14    $32,536,856.42    $400,438,660.99
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                          PRINCIPAL           INTEREST         END PRINCIPAL
       CLASS             DISTRIBUTION       DISTRIBUTION          BALANCE
----------------------------------------------------------------------------
         A                19.79030904        1.55621419         262.72966630
----------------------------------------------------------------------------
         B                19.79030902        1.59152914         262.72966605
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Certificate Totals        19.79030904        1.55727366         262.72966629
----------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------
                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 31                                                  PAGE # 2
DETERMINATION: 9-Mar-99                                        Beginning 3/1/99
 DISTRIBUTION: 15-Apr-99                                          Ending 3/31/99
         TIME: 6/10/99 17:12

                                                                                                              per $1000
                                                                                                              ---------
Section 5.8 (iii)   Servicing Fee                                                            $358,835.00      .23543331

------------------------------------------------------------------------------------------------------------------------------------
Class                 Principal       Interest         Total       Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
  A                 $29,258,430.40  $2,300,741.47  $31,559,171.87       19.79030904           1.55621419           21.34652323
  B                    $904,911.88     $72,772.67     $977,684.55       19.79030902           1.59152914           21.38183816


------------------------------------------------------------------------------------------------------------------------------------
Total               $30,163,342.28  $2,373,514.14  $32,536,856.42       19.79030904           1.55727366           21.34758270
------------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (v)     Pool Balance at the end of the Collection Period                     $400,438,660.99

Section 5.8 (vi)    Aggregate Net Losses for Collection Period                               $200,966.94

Section 5.8 (vii)   Carryover Shortfall for Collection Period
                                                  Class A Interest                                     -
                                                  Class B Interest                                     -
                                                  Class A Principal                                    -
                                                  Class B Principal                                    -
                                                    TOTAL                                              -

Section 5.8 (viii)  Reserve Account Balance after Disbursement                            $13,014,256.48

Section 5.8 (ix)    Specified Reserve Account Balance                                     $13,014,256.48

Section 5.8 (x)     Repurchase Amounts for Repurchased Receivables
                                                  Seller                                           $0.00
                                                  Servicer                                    $95,305.12
                                                    TOTAL                                     $95,305.12

Section 5.8 (xi)    Advance Summary for Collection Period
                                  Unreimbursed Advances for Period                        $ 4,249,881.16
                                  Unreimbursed Advances for Previous Period               $ 4,403,053.78
                                  Change from Previous Period                              $ (153,172.62)

                                 Reimbursed Advance from Collections                         $623,496.96
                                 Reimbursed Advance from Liquidation Proceeds                 $15,213.73
                                 Reimbursed Advance from Reserve Account Withdrawals                 $ -

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------